EXHIBIT 23.1


                                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of ZYNEX MEDICAL HOLDINGS, INC. on Form SB-2, of our report dated May 21, 2004 (except as to the last paragraph of Note 5, which is as of June 4, 2004), included in Amendment No. 1 of Form 8-K/A, of ZYNEX MEDICAL HOLDINGS, INC. filed June 15, 2004, on the financial statements of ZYNEX MEDICAL, INC. as of December 31, 2003 and for each of the two years then ended.



                                                /s/ Gordon, Hughes & Banks, LLP

                                                GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
July 6, 2004